EXHIBIT 15

To the Board of Directors and Shareholders of Morgan Stanley:

We are aware that our reports dated May 2, 2023, August 3, 2023, and November 3, 2023, on our review of interim financial information of Morgan Stanley and subsidiaries (the “Firm”) appearing in the Firm’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, respectively, are incorporated by reference in Registration Statement Nos. 333-275587 and 333-275587-01.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 22, 2024